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DCB FINANCIAL CORP - 8-K                                   Filing Date: 5/20/04
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                                  EXHIBIT 10.1
FOR IMMEDIATE RELEASE                                  CONTACT:
Thursday May 20, 2004                                  John A. Ustaszewski
                                                       Chief Financial Officer
                                                       (740) 657-7000



                  DCB FINANCIAL CORP ANNOUNCES SPECIAL DIVIDEND


Lewis Center, Ohio - The Board of Directors of DCB Financial Corp announced a special dividend of $.05 per common share to shareholders of record May 28, 2004 payable June 16, 2004.

In April, DCB Financial Corp announced that it would record an after tax gain to second quarter earnings of approximately $1.6 million as a result of the sale of its investment in ProCentury Corporation. In addition to using the proceeds for general corporate purposes and reducing corporate debt, the Board of Directors declared the special divided.

 "The investors in our Company have been very supportive and loyal over the years and this is one small way we can recognize that", said G. William Parker, Chairman.

DCB Financial Corp is the parent company of The Delaware County Bank & Trust Company which operates 15 branch offices in Delaware, Union and Franklin Counties, Ohio.









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DCB FINANCIAL CORP - 8-K                                   Filing Date: 5/20/04
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DCB Financial Corp (the "Corporation") is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the "Bank") a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 15 full-service branch offices located in Delaware and the surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions, however such services are not a significant part of its current operations or revenues.


APPLICATION OF CRITICAL ACCOUNTING POLICIES
DCB's consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.

The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation's 2003 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.


FORWARD-LOOKING STATEMENTS
Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company (the "Bank"). Where used in this report, the word "anticipate," "believe," "estimate," "expect," "intend," and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management's belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest



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DCB FINANCIAL CORP - 8-K                                   Filing Date: 5/20/04
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rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Commission.

The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.












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